Exhibit 99.1

Immediate release: August 16, 2007

VIRGIN MEDIA INC. DECLARES FURTHER INCREASE IN QUARTERLY CASH DIVIDEND

LONDON — August 16, 2007—Virgin Media Inc. (NASDAQ: VMED) announces that its Board of Directors has approved a 33 per cent increase in the cash dividend for the quarter to 4 cents per share of the Company’s common stock. The payment will be made on September 20, 2007 to stockholders of record as of September 12, 2007. This follows the 50 per cent increase in the previous quarter’s cash dividend.

Ends

For further information contact:

Investor Relations
Paul Rushton: +44 (0) 20 7299 5353 / paul.rushton@virginmediatv.co.uk

Media contacts
M: Communications, James Hill +44 (0) 20 7153 1559